Exhibit 23.1


              Consent of Independent Registered Public Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Numbers 333-30519 and 333-64445) of FirstBank NW Corp. and on Form S-8 (Registration Statement Number 333-110265) of Oregon Trail Financial Corp. of our report dated May 20, 2005, relating to the consolidated financial statements of FirstBank NW Corp., which appear in FirstBank NW Corp.'s Annual Report on Form 10-K as of and for the year ended March 31, 2005.

/s/ Moss Adams LLP

Spokane, Washington
June 14, 2005